Exhibit 10.25

FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is entered into as of July             , 2015, by and between Kevin McLain, an individual (“Employee”), and Ollie’s Bargain Outlet, Inc. (the “Company”).

WHEREAS, the Company and the Employee are party to that certain employment letter dated May 12, 2014 (the “Employment Agreement”);

WHEREAS, the first underwritten public offering and sale of shares of common stock of Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation (“Holdings”), the Company’s indirect parent, for cash pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Initial Public Offering”) is expected to occur in the near future;

WHEREAS, in anticipation of the Initial Public Offering of Holdings, the Company and Employee desire to amend the Employment Agreement to reflect the changes set forth herein; provided, that such amendments and this Amendment shall be effective immediately prior to the consummation of such Initial Public Offering; and

WHEREAS, capitalized terms that are not defined herein shall have the same meaning as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.	Amendment to Employment Agreement.

a.	For purposes of the Employment Agreement, the defined term “Bargain Holdings” means Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation, formerly known as Bargain Holdings, Inc.

b.	The last sentence of Section 3 of the Employment Agreement is amended and restated in its entirety to read as follows:

“The amount of Base Salary shall be reevaluated annually by the Compensation Committee of the Board of Directors of Bargain Holdings, or, if no such committee exists, the Board of Directors of Bargain Holdings (the “Board”), with the input of the Chief Executive Officer of the Company; provided, that the Base Salary may not be reduced to an amount below $225,000.”

c.	The phrase “(in each case, with the CCMP Consent (as defined in the Stockholders’ Agreement (as defined in Section 6)))” and both instances of the phrase “(in each case, with the CCMP Consent)” shall be deleted from Section 4 in their entirety.

d.	The definition of the term “Company Group” contained at Section 9 is amended and restated in its entirety to read as follows:

“Company Group” shall mean Bargain Holdings and its direct and indirect subsidiaries.”

e.	The first sentence of Section 19 is amended and restated in its entirety to read as follows:

No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

2.	References. All references in the Employment Agreement to “this Agreement” and any other references of similar import shall hereinafter refer to the Employment Agreement as amended by this Amendment.

3.	Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

4.	Governing Law. This Amendment is made in Harrisburg, Pennsylvania, and shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

5.	Amendment Effective Date. This Amendment shall be effective as of immediately prior to the consummation of the Initial Public Offering of Holdings, and to the extent such Initial Public Offering does not occur prior to December 31, 2015, this amendment shall be void ab initio.

6.	Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

OLLIE’S BARGAIN OUTLET, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

Kevin McLain

[Signature Page to Amendment to Employment Agreement – McLain]